As filed with the Securities and Exchange Commission on August 21, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

VICORE PHARMA HOLDING AB

(Exact name of registrant as specified in its charter)

Kingdom of Sweden	Not applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Kornhamnstorg 53
SE-111 27 Stockholm, Sweden
Tel: +46 (0) 31 788 05 60
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Co-worker LTIP 2021

Co-worker LTIP 2023

Co-worker LTIP 2025

Co-worker LTIP 2026

Board LTIP 2023

Board LTIP 2024

Board RSU 2025

Board RSU 2026

(Full title of the plans)

Vicore Pharma US, Inc.
One Broadway, 14th Floor,

Cambridge, MA 02142, USA

Tel: (857) 837-6840
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William C. Hicks, Esq.
John T. Rudy, Esq.
Allyson Wilkinson, Esq.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02109
(617) 542-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Part I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of this Registration Statement. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed or furnished by Vicore Pharma Holding AB (the “Registrant”) with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, are incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)	The Registrant’s Registration Statement on Form 20-F filed with the Commission pursuant to Section 12 of the Exchange Act on May 22, 2026, as amended on June 9, 2026 (File No. 001-43312), which contains audited consolidated financial statements of the Registrant for the years ended December 31, 2024 and 2025;

(b)	The Registrant’s Report on Form 6-K furnished to the Commission on August 21, 2026 (File No. 001-43312); and

(c)	The description of American Depositary Shares, each representing ten common shares, no par value, contained in the Registrant’s Registration Statement on Form 20-F filed with the Commission pursuant to Section 12 of the Exchange Act on May 22, 2026, as amended on June 9, 2026 (File No. 001-43312), including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Any report on Form 6-K furnished by the Registrant to the Commission after the date of this Registration Statement (or a portion thereof) is incorporated by reference in this Registration Statement only to the extent that the report expressly states that the Registrant incorporates it (or such portions) by reference in this Registration Statement and it is not subsequently superseded.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Swedish law, the directors and officers of a company may be held liable for damages to the company in case it is established that they have intentionally or negligently caused damage to the company in the improper performance of their duties. Our directors and officers may also be held liable for damage suffered by shareholders or to our company and to third parties if the directors have caused them such damage through violation or infringement of our articles of association, or Swedish corporate law or Swedish accounting law. Under certain circumstances, directors may be held criminally liable.

We maintain liability insurance for our directors and officers, including insurance against personal liability under the Securities Act.

Certain of our non-executive directors may, through their relationships with their employers or partnerships, be insured and/or indemnified against certain liabilities in their capacity as members of our board of directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

See the Exhibit Index below for a list of exhibits filed as a part of, or incorporated by reference into, this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9. UNDERTAKINGS

1.	The undersigned Registrant hereby undertakes:

a.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

b.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Articles of Association (incorporated by reference to Exhibit 1.2 to the Registrant’s Registration Statement on Form 20-F (File No. 001-43312) filed with the SEC on May 22, 2026).
4.2	Form of Deposit Agreement (incorporated by reference to Exhibit (a) to the Registrant’s Registration Statement on Form F-6 (File No. 333-296169) filed with the SEC on May 22, 2026).
4.3	Form of American Depositary Receipt evidencing American Depositary Shares (incorporated by reference to Exhibit (a) to the Registrant’s Registration Statement on Form F-6 (File No. 333-296169) filed with the SEC on May 22, 2026).
4.4	Co-worker LTIP 2021 and form of agreement thereunder (incorporated by reference to Exhibit 4.7 to the Registrant’s Registration Statement on Form 20-F (File No. 001-43312) filed with the SEC on May 22, 2026).
4.5	Co-worker LTIP 2023 and form of agreement thereunder (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form 20-F (File No. 001-43312) filed with the SEC on May 22, 2026).
4.6	Co-worker LTIP 2025 and form of agreement thereunder (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form 20-F (File No. 001-43312) filed with the SEC on May 22, 2026).
4.7	Co-worker LTIP 2026 and form of agreement thereunder (incorporated by reference to Exhibit 4.8 to the Registrant’s Registration Statement on Form 20-F (File No. 001-43312) filed with the SEC on May 22, 2026).
4.8	Board LTIP 2023 and form of agreement thereunder (incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form 20-F (File No. 001-43312) filed with the SEC on May 22, 2026).
4.9	Board LTIP 2024 and form of agreement thereunder (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form 20-F (File No. 001-43312) filed with the SEC on May 22, 2026).
4.10	Board RSU 2025 and form of agreement thereunder (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form 20-F (File No. 001-43312) filed with the SEC on May 22, 2026).
4.11*	Board RSU 2026 and form of agreement thereunder.
5.1*	Opinion of Baker & McKenzie Advokatbyrå KB, Swedish counsel to the Registrant.
23.1*	Consent of Ernst & Young AB, independent registered public accounting firm.
23.2*	Consent of Baker & McKenzie Advokatbyrå KB, Swedish counsel to the Registrant (included in the opinion filed as Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to this Registration Statement).
107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Brookline, Massachusetts, United States on August 21, 2026.

VICORE PHARMA HOLDING AB

By:	/s/ Ahmed Mousa
Ahmed Mousa
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors, officers and/or authorized representative in the United States of Vicore Pharma Holding AB, hereby severally constitute and appoint Ahmed Mousa and Hans Jeppsson, and each of them singly, our true and lawful attorneys-in-fact and agents, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of Vicore Pharma Holding AB, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 21, 2026.

Signature	Title	Date

/s/ Ahmed Mousa	Chief Executive Officer	August 21, 2026
Ahmed Mousa	(Principal Executive Officer)

/s/ Hans Jeppsson	Chief Financial Officer	August 21, 2026
Hans Jeppsson	(Principal Financial Officer and Principal Accounting Officer)

/s/ Hans Schikan	Chairman	August 21, 2026
Hans Schikan

/s/ Jacob Gunterberg	Director	August 21, 2026
Jacob Gunterberg

/s/ Heidi Hunter	Director	August 21, 2026
Heidi Hunter

/s/ Elisabeth Björk	Director	August 21, 2026
Elisabeth Björk

/s/ Ann Barbier	Director	August 21, 2026
Ann Barbier

/s/ Yasir Al-Wakeel	Director	August 21, 2026
Yasir Al-Wakeel

/s/ Peter Guenter	Director	August 21, 2026
Peter Guenter

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Vicore Pharma Holding AB has signed this Registration Statement on August 21, 2026.

Authorized Representative in the United States

By	/s/ Ahmed Mousa
Ahmed Mousa
Chief Executive Officer